                                  Exhibit 24.1

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence J. Mosner, Douglas J. Treff and Anthony C. Scarfone, or any of them (with full power to act alone), as the undersigned's true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Deluxe Corporation ("Deluxe") covering the issuance of up to $500,000,000 principal amount of debt securities of Deluxe, and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             NAME                               TITLE                               DATE
------------------------------    -----------------------------------------    --------------
/s/ Lawrence J. Mosner            Chairman of the Board of Directors,          April 30, 2003
------------------------------    Chief Executive Officer and Director
Lawrence J. Mosner                (principal executive officer)

/s/ Douglas J. Treff              Senior Vice President and Chief Financial    April 30, 2003
------------------------------    Officer (principal financial officer)
Douglas J. Treff

/s/ Katherine L. Miller           Vice President, Controller and Chief         April 30, 2003
------------------------------    Accounting Officer (principal accounting
Katherine L. Miller               officer)

/s/ Ronald E. Eilers              Director                                     April 30, 2003
------------------------------
Ronald E. Eilers

/s/ Daniel D. Granger             Director                                     April 30, 2003
------------------------------
Daniel D. Granger

/s/ Barbara B. Grogan             Director                                     April 30, 2003
------------------------------
Barbara B. Grogan

/s/ Charles A. Haggerty           Director                                     April 30, 2003
------------------------------
Charles A. Haggerty

/s/ Cheryl Mayberry McKissack     Director                                     April 30, 2003
------------------------------
Cheryl Mayberry McKissack

/s/ Stephen P. Nachtsheim         Director                                     April 30, 2003
------------------------------
Stephen P. Nachtsheim

/s/ Martyn R. Redgrave            Director                                     April 30, 2003
------------------------------
Martyn R. Redgrave

/s/ Robert C. Salipante           Director                                     April 30, 2003
------------------------------
Robert C. Salipante